Exhibit 99.1

[ITC^DELTACOM LOGO]

Investor Contact:	Media Contact:
Douglas A. Shumate	Mary Catherine R. Bassett
Senior Vice President	Weber Shandwick Worldwide
Chief Financial Officer	404-266-7568
706-385-8189	mbassett@webershandwick.com
dshumate@itcdeltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM REPORTS SECOND QUARTER 2003 RESULTS

—Results Show Improved Operating Cash Flow and Renewed Consolidated Revenue Growth—

West Point, Ga.-(August 13, 2003)- ITC^DeltaCom, Inc. (OTC: ITCD.OB), a provider of integrated telecommunications services to customers in the southern United States, today reported operating results for the fiscal quarter and six months ended June 30, 2003. Among its second quarter highlights, ITC^DeltaCom:

•	Increased its quarter-over-quarter consolidated revenues in second quarter 2003, marking the first quarter-over-quarter growth since the first quarter of 2002.

•	Increased revenues generated by both retail customers and wholesale customers over the levels achieved in the first quarter of 2003.

•	Improved cash flow from operations to $14.3 million in the second quarter of 2003 from $6.0 million in the first quarter of 2003 and to $20.3 million in the six months ended June 30, 2003 from $2.8 million in the six months ended June 30, 2002.

•	Improved consolidated cash balances (including $19.7 million of restricted cash) to $52.6 million at June 30, 2003 from $47.4 million (including $18.5 million of restricted cash) at March 31, 2003.

•	Maintained capital expenditures below forecasted levels.

•	Signed a definitive merger agreement with BTI Telecom Corp. to create the largest competitive telecom provider in the southern United States.

•	Received a commitment from the Company’s largest shareholder group (Welsh, Carson, Anderson & Stowe) for a $35 million preferred equity investment upon the merger closing.

•	Passed the 20,000 business customer mark.

•	Exceeded 11,000 customers in its newly launched consumer services offering, GrapeVine.

•	Introduced its TPAC integrated T-1 product, which is a full-featured, pre-packaged offering combining voice, internet and data options for smaller business customers.

“ITC^DeltaCom’s solid financial performance is a result of our continued focus on our core retail customers and improved operational efficiencies achieved to date,” said ITC^DeltaCom Chairman

ITC^DELTACOM REPORTS SECOND QUARTER 2003 RESULTS

August 13, 2003

and CEO Larry Williams. “The upcoming months will be focused on the closing of our announced merger and the integration of our businesses. We remain confident that our projected cost savings will significantly enhance the market position and strengthen the financial profile of the combined company.”

REVENUE HIGHLIGHTS

Consistent with ITC^DeltaCom’s previous reports, the following discussion includes, in addition to total revenue information, supplemental revenue highlights in which revenues generated by retail sales are presented separately from revenues generated by wholesale sales.

CONSOLIDATED REVENUES

Consolidated revenues totaled $102.5 million in the second quarter of 2003, which represented a decrease of $6.1 million, or 5.6%, from consolidated revenues in the second quarter of 2002 and an increase of $3.4 million, or 3.4%, from consolidated revenues in the first quarter of 2003. Of consolidated revenues in the second quarter of 2003, 75.1% were derived from retail services and 24.9% were derived from wholesale services.

The following table presents, for the period indicated, data regarding the Company’s consolidated revenues (dollar amounts in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	Change	2003	2002	Change
Retail revenues:
Total integrated telecom revenues	$65,809	$57,877	13.7%	$129,233	$113,308	14.1%
Equipment and other revenues	11,149	10,538	5.8%	22,028	22,613	(2.6)%

Total retail revenues	76,958	68,415	12.5%	151,261	135,921	11.3%
Total wholesale revenues	25,525	40,196	(36.5)%	50,296	82,038	(38.7)%

Total revenues	$102,483	$108,611	(5.6)%	$201,557	$217,959	(7.5)%

RETAIL REVENUES

Retail revenues in the second quarter of 2003 totaled $77.0 million, which represented an increase of $8.5 million, or 12.5%, over retail revenues in the second quarter of 2002 and an increase of $2.7 million, or 3.6%, over retail revenues in the first quarter of 2003. Of retail revenues in the second quarter of 2003, 85.5% were derived from integrated telecom services, which consist of local, long distance, and enhanced data services, and 14.5% from equipment sales and services, and other retail services.

Retail revenues in the 2003 six-month period were $151.3 million, which represented an increase of 11.3% over retail revenues in the 2002 six-month period. Of retail revenues in the 2003 six-month period, 85.4% were derived from integrated telecom services and 14.6% from equipment sales and services, and other retail services.

Integrated telecom revenues in the second quarter of 2003 totaled $65.8 million, which represented an increase of $7.9 million, or 13.7%, over integrated telecom revenues in the second quarter of 2002 and an increase of $2.4 million, or 3.8%, over integrated telecom revenues in first quarter of 2003. Integrated telecom revenues in the 2003 six-month period were $129.2 million, which represented an increase of 14.1% over integrated telecom revenues in the 2002 six-month period.

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Revenues from equipment sales and services and other retail services in the second quarter of 2003 totaled $11.1 million, which represented an increase of $611,000, or 5.8%, over such revenues in the second quarter of 2002 and an increase of $270,000, or 2.5%, over such revenues in the first quarter of 2003. Revenues from equipment sales and services and other retail services in the 2003 six-month period were $22.0 million, which represented a decrease of 2.6% from such revenues in the 2002 six-month period.

The following table presents, for the periods indicated, data regarding the revenues generated by the specified categories of services that the Company provides on a retail basis (dollar amounts in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	Change	2003	2002	Change
Integrated telecom revenues
Local services revenues	$31,473	$26,858	17.2%	$61,322	$51,598	18.8%
Retail long distance service revenues	17,949	16,092	11.5%	35,325	32,355	9.2%
Enhanced data services revenues	16,387	14,927	9.8%	32,586	29,355	11.0%

Total integrated telecom revenues	65,809	57,877	13.7%	129,233	113,308	14.1%
Equipment and other revenues	11,149	10,538	5.8%	22,028	22,613	(2.6)%

Total retail revenues	$76,958	$68,415	12.5%	$151,261	$135,921	11.3%

WHOLESALE REVENUES

Wholesale revenues totaled $25.5 million in the second quarter of 2003, which represented a decrease of $14.7 million, or 36.5%, from wholesale revenues in the second quarter of 2002 and an increase of $753,000, or 3.0%, over wholesale revenues in the first quarter of 2003. Of wholesale revenues in the second quarter of 2003, 75.5% were derived from wholesale broadband transport services, 14.7% from local-interconnection services and 9.8% from other wholesale services.

The following table presents, for the periods indicated, data regarding the revenues generated by the specified categories of services the Company provides on a wholesale basis (dollar amounts in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	Change	2003	2002	Change
Broadband transport services revenues	$19,278	$21,467	(10.2)%	$38,152	$44,194	(13.7)%
Local-interconnection services revenues	3,738	14,271	(73.8)%	6,922	28,970	(76.1)%
Other wholesale services revenues*	2,509	4,458	(43.7)%	5,222	8,874	(41.2)%

Total wholesale revenues	$25,525	$40,196	(36.5)%	$50,296	$82,038	(38.7)%

*	Includes revenues from wholesale long distance, data, and other services.

Consistent with the Company’s expectations, wholesale revenues stabilized and, in fact, increased slightly in the second quarter of 2003, despite continued overall instability in the wholesale market.

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EBITDA and CASH FLOW HIGHLIGHTS

During the second quarter 2003, despite increased start-up losses from GrapeVine, the Company experienced a modest improvement in its EBITDA**, which increased to $14.3 million in the second quarter of 2003 from $14.0 million in the first quarter of 2003. In addition, the Company saw a significant improvement in its working capital during the second quarter of 2003, which boosted cash flow from operations to $14.3 million over $6.0 million in the first quarter of 2003. The working capital improvement, combined with stable selling, operations and administration expenses and capital expenditures, allowed the Company to increase its consolidated cash balance (including restricted cash) to $52.6 million at June 30, 2003, which represented an increase of $5.2 million from March 31, 2003.

“We continue to remain focused on the overall liquidity in our business and are encouraged by the results realized during the second quarter 2003,” said Doug Shumate, ITC^DeltaCom CFO. “Although we anticipate that the company could see pressure on revenue and cash flow from our wholesale operations in the second half of the year, we expect that revenue and cash flow growth from our retail sources, including improvements in GrapeVine, will more than offset these anticipated losses. We believe this growth, combined with the cost savings expected from our merger with BTI, will place us in a significantly improved cash flow position in 2004.”

**	EBITDA represents net loss before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For information on management’s reasons for providing data with respect to EBITDA and limitations associated with the use of EBITDA, and for a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see note (2) to the accompanying table captioned “Financial Highlights”.

PENDING MERGER PROCEEDINGS

As previously announced on July 2, 2003, ITC^DeltaCom and BTI Telecom Corp. have agreed to merge under the terms of a definitive merger agreement signed on that date. The combined company will operate under the name ITC^DeltaCom and will be headquartered in West Point, Ga. During the third quarter 2003, the Company will focus on closing the announced merger and laying the foundation for the integration of the two businesses.

ABOUT ITC^DELTACOM

ITC^DeltaCom, headquartered in West Point, Ga., provides, through its operating subsidiaries, integrated telecommunications to businesses and residences in the southern United States and is a regional provider of broadband transport services to other communications companies. ITC^DeltaCom’s business communications services include local, long distance, enhanced data, Internet access, managed IP, network monitoring and management, operator services, and the sale and maintenance of customer premise equipment. ITC^DeltaCom also offers colocation, Web hosting, and managed and professional services. The company operates 36 branch offices in nine states, as well as a 10-state fiber optic network spanning approximately 10,088 miles. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states. For additional information about ITC^DeltaCom, please visit the company’s Web site at www.itcdeltacom.com.

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Statements contained in this news release regarding ITC^DeltaCom’s expected financial condition, revenues, cash flow and other operating results, cost savings and other potential benefits of its proposed combination with BTI Telecom Corp., business strategy and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC^DeltaCom with the Securities and Exchange Commission, including ITC^DeltaCom’s annual report on Form 10-K filed on March 31, 2003, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, some of which are discussed in ITC^DeltaCom’s filings under the heading “Risk Factors,” include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, ability to integrate acquired companies successfully, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC^DeltaCom’s control. ITC^DeltaCom expressly disclaims any obligation to update any forward-looking statements whether to reflect events or circumstances after the date of this news release or otherwise.

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ITC^DELTACOM, INC. (1)

FINANCIAL HIGHLIGHTS

(Unaudited)

(In thousands, except share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Operating revenues	$102,483	$108,611	$201,557	$217,959
Cost of services	50,561	50,247	98,545	101,236

Gross margin	51,922	58,364	103,012	116,723

Operating expenses:
Selling, operations and administration	37,391	41,925	74,286	84,181
Depreciation and amortization	14,489	31,032	29,000	63,015
Stock-based deferred compensation	221	—	442	—
Special charges	—	223	—	223

Total operating expenses	52,101	73,180	103,728	147,419

Operating loss	(179)	(14,816)	(716)	(30,696)

Other income (expense):
Interest expense	(3,463)	(14,474)	(6,987)	(29,480)
Interest income	117	104	199	227
Other expense, net	—	(291)	—	(274)

Total other expense, net	(3,346)	(14,661)	(6,788)	(29,527)

Loss before reorganization items and income taxes	(3,525)	(29,477)	(7,504)	(60,223)
Reorganization items		(3,217)		(3,217)

Loss before income taxes	(3,525)	(32,694)	(7,504)	(63,440)
Income tax expense	—	—	—	—

Net loss	(3,525)	(32,694)	(7,504)	(63,440)
Preferred stock dividends and accretion	(760)	(2,060)	(1,508)	(4,210)

Net loss applicable to common stockholders	$(4,285)	$(34,754)	$(9,012)	$(67,650)

Basic and diluted net loss per common share	$(0.10)	$(0.56)	$(0.20)	$(1.08)

Basic and diluted weighted average common
Shares outstanding	44,848,300	62,364,768	44,841,201	62,364,768

EBITDA (2)	$14,310	$12,708	$28,284	$28,828

(1)

ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for the three and six months ended June 30, 2002 represent the results of the pre-reorganization ITC^DeltaCom, which is referred to as the “Predecessor Company,” and the results for the three and six months ended June 30, 2003 represent the results of the post-reorganization ITC^DeltaCom, which is referred to as the “Successor Company”. On October 30, 2002, the Company adopted fresh start reporting in

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accordance with the provisions of Statement of Position (SOP) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” Fresh start reporting resulted in a new operating entity with assets and liabilities adjusted to fair value and beginning retained earnings set to zero. Results for periods prior to the completion of the reorganization are not comparable in certain respects to results for periods following the reorganization.

(2)	EBITDA represents net loss before interest, taxes and depreciation and amortization. ITC^DeltaCom has included data with respect to EBITDA because its management evaluates and projects the performance of its business using several measures, including EBITDA. Management considers this measure to be an important supplemental indicator of ITC^DeltaCom’s performance, particularly as compared to the performance of its competitors, because it eliminates many differences among companies in financial, capitalization and tax structures, as well as some recurring non-cash and non-operating charges to net income or loss. For these reasons, management believes that EBITDA provides important supplemental information to investors regarding the operating performance of ITC^DeltaCom and facilitates comparisons by investors between the operating performance of ITC^DeltaCom and the operating performance of its competitors. Management believes that consideration of EBITDA should be supplemental, because EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States and may not be comparable to similarly titled measures reported by other companies. As a result, EBITDA should not be considered an alternative to net income (loss), as calculated in accordance with generally accepted accounting principles, as a measure of performance.

Management believes that net income (loss) is the financial measure calculated in accordance with generally accepted accounting principles that is most directly comparable to EBITDA. The following table sets forth, for the periods indicated, a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles:

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net loss	$(3,525)	$(32,694)	$(7,504)	$(63,440)
Depreciation and amortization	14,489	31,032	29,000	63,015
Interest income and expense, net	3,346	14,370	6,788	29,253

EBITDA	$14,310	$12,708	$28,284	$28,828

EBITDA includes other expense, net, of $291,000 for the three months ended June 30, 2002 and $274,000 for the six months ended June 30, 2002, and reorganization items of $3.2 million for each of those periods.

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ITC^DELTACOM, INC. (1)

BALANCE SHEET AND OTHER FINANCIAL HIGHLIGHTS

(Unaudited)

(In thousands, except share data)

	June 30,	December 31,
	2003	2002
	(Unaudited)
Balance Sheet Data:
Cash and cash equivalents, excluding restricted cash	$32,908	$30,554
Restricted cash, including long-term portion	19,685	18,535
Total current assets	116,053	99,485
Property, plant and equipment, gross	437,981	425,614
Accumulated depreciation	36,077	8,470
Property, plant and equipment, net	401,904	417,144
Other assets	27,299	36,891
Total assets	545,256	553,520

Current liabilities	92,129	84,757
Other long-term liabilities, less current portion	5,601	7,325
Long-term debt and capital lease obligations, less current portion	192,766	199,668
Total liabilities	290,496	291,750
Convertible redeemable preferred stock	25,833	24,525
Stockholders’ equity	228,927	237,245
Total liabilities and stockholders’ equity	545,256	553,520

	Successor	Predecessor
	Six Months Ended June 30,
	2003	2002
	(Unaudited)
Other Financial Data:
Capital expenditures	$13,084	$21,878
Cash flows provided by operating activities	20,313	2,767
Cash flows used in investing activities	14,386	21,867
Cash flows used in financing activities	3,573	1,240
(1)	ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for periods prior to October 29, 2002 represent the results of the pre-reorganization ITC^DeltaCom, which is referred to as the “Predecessor Company,” and the results for periods following October 29, 2002 represent the results of the post-reorganization ITC^DeltaCom, which is referred to as the “Successor Company.” Results for periods prior to the completion of the reorganization generally are not comparable to results for periods following the reorganization. The results for the period in the table above ended December 31, 2002 include the results for the Predecessor Company from October 1, 2002 through October 29, 2002 and the results of the Successor Company from October 30, 2002 through December 31, 2002. The results of this period are not comparable in certain respects with results for any other period.

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ITC^DELTACOM, INC.

OTHER BUSINESS HIGHLIGHTS

	Quarter Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2003	2003	2002	2002	2002
Statistical Data: (1)
Branch offices	36	36	35	35	35
Route miles	10,088	10,088	10,088	9,980	9,980
Colocations	186	185	185	180	179
Voice switches	12	12	12	12	12
Frame relay/ATM switches (2)	43	43	44	44	46
“Next generation” voice switches (3)	42	42	42	47	48

Retail lines sold (4)	186,693	180,610	177,080	170,413	167,342
Wholesale lines sold (4)	60,191	61,962	54,740	54,303	79,695

Total lines sold (4)	246,884	242,572	231,820	224,716	247,037

Retail lines installed (4)	181,152	176,026	169,980	162,424	156,865
Wholesale lines installed (4)	56,741	59,271	50,531	52,210	77,395

Total lines installed (4)	237,893	235,297	220,511	214,634	234,260

Retail lines installed/sold percentage	97%	97%	96%	95%	94%
Wholesale lines installed/sold percentage	94%	96%	92%	96%	97%

Web hosting-monthly recurring charges (installed)	$421,603	$389,812	$341,784	$343,475	$384,620
Business customers served – retail services	20,160	19,990	19,590	18,680	17,730
Number of employees	1,825	1,820	1,830	1,875	1,910
Annualized consolidated revenue/employee	$224,620	$217,745	$217,694	$215,511	$227,458

(1)	Data rounded except as to branch offices, colocations, lines and switches.
(2)	Reflects the combination of previously reported ATM, Frame relay and Passport switches.
(3)	Formerly referred to as Unisphere SMX-2100 switches. Excludes Nortel DMS500 voice switches reported under “Voice switches.”
(4)	Reported net of disconnects and cancellations.

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ITC^DELTACOM, INC. (1)

RETAIL, WHOLESALE AND OTHER FINANCIAL HIGHLIGHTS

(Unaudited)

(In thousands, except share data)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2003	2003	2002(1)	2002	2002
Retail revenues:
Local	$31,473	$29,849	$29,666	$27,649	$26,858
Long distance	17,949	17,375	15,863	16,235	16,092
Enhanced data	16,387	16,199	15,865	15,672	14,927

Integrated telecom revenues	$65,809	$63,423	$61,394	$59,556	$57,877

Equipment and other	11,149	10,879	10,817	10,592	10,538

Total retail revenues	$76,958	$74,302	$72,211	$70,148	$68,415

Wholesale revenues:
Broadband revenues	$19,278	$18,875	$20,025	$20,342	$21,467
Local-interconnection revenues	3,738	3,184	4,663	5,984	14,271
Long distance and data	1,096	1,119	1,640	3,286	3,218
Other	1,413	1,594	947	1,261	1,240

Total wholesale revenues	$25,525	$24,772	$27,275	$30,873	$40,196

Total consolidated revenues	$102,483	$99,074	$99,486	$101,021	$108,611
Cost of services	50,561	47,984	45,853	47,852	50,247

Gross margin	51,922	51,090	53,633	53,169	58,364

Operating expenses:
Selling, operations and administration	37,391	36,895	38,509	39,750	41,925
Depreciation and amortization	14,489	14,511	19,489	32,194	31,032
Stock-based deferred compensation	221	221	1,140	—	—
Special charges	—	—	—	—	223

Total operating expenses	52,101	51,627	59,138	71,944	73,180

Operating loss	$(179)	$(537)	$(5,505)	$(18,775)	$(14,816)

(1)	ITC^DeltaCom completed reorganization proceedings under Chapter 11 of the United States Bankruptcy Code on October 29, 2002. Results for periods prior to October 29, 2002 represent the results of the pre-reorganization ITC^DeltaCom, which is referred to as the “Predecessor Company,” and the results for periods following October 29, 2002 represent the results of the post-reorganization ITC^DeltaCom, which is referred to as the “Successor Company.” Results for periods prior to the completion of the reorganization generally are not comparable to results for periods following the reorganization. The results for the period in the table above ended December 31, 2002 include the results for the Predecessor Company from October 1, 2002 through October 29, 2002 and the results of the Successor Company from October 30, 2002 through December 31, 2002. The results of this period are not comparable in certain respects with results for any other period.